                                                               EXHIBIT 99.(d)(8)

                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS EXHIBIT to the Investment Management Agreement dated March 1, 1999 (the "Agreement") between DELAWARE POOLED TRUST, INC. and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the 29th day of June, 1999 to add The Balanced Portfolio, The Equity Income Portfolio and The Select Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

----------------------------------------------------------------------------------------------------------------------
                Portfolio Name                          Effective Date                 Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets)
                                                                                             Annual Rate
----------------------------------------------------------------------------------------------------------------------
The Aggregate Fixed Income Portfolio                    April 15, 1999          0.40%
----------------------------------------------------------------------------------------------------------------------
The Balanced Portfolio                                  June 29, 1999           0.55%
----------------------------------------------------------------------------------------------------------------------
The Core Equity Portfolio                               April 15, 1999          0.55%
----------------------------------------------------------------------------------------------------------------------
The Diversified Core Fixed Income Portfolio             April 15, 1999          0.43%
----------------------------------------------------------------------------------------------------------------------
The Equity Income Portfolio                             June 29, 1999           0.55%
----------------------------------------------------------------------------------------------------------------------
The High-Yield Bond Portfolio                           April 15, 1999          0.45%
----------------------------------------------------------------------------------------------------------------------
The Intermediate Fixed Income Portfolio                 April 15, 1999          0.40%
----------------------------------------------------------------------------------------------------------------------
The Large-Cap Value Equity Portfolio                    April 15, 1999          0.55%
----------------------------------------------------------------------------------------------------------------------
The Mid-Cap Growth Equity Portfolio                     April 15, 1999          0.75%
----------------------------------------------------------------------------------------------------------------------
The Mid-Cap Value Equity Portfolio                      April 15, 1999          0.75%
----------------------------------------------------------------------------------------------------------------------
The Real Estate Investment Trust Portfolio              April 15, 1999          0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $1,500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
----------------------------------------------------------------------------------------------------------------------
The Real Estate Investment Trust Portfolio II           April 15, 1999          0.75%
----------------------------------------------------------------------------------------------------------------------
The Select Equity Portfolio                             June 29, 1999           1.00%
----------------------------------------------------------------------------------------------------------------------
The Small-Cap Value Equity Portfolio                    March 1, 1999           0.75%
----------------------------------------------------------------------------------------------------------------------
The Small-Cap Growth Equity Portfolio                   April 15, 1999          0.75%
----------------------------------------------------------------------------------------------------------------------

DELAWARE MANAGEMENT                          DELAWARE POOLED TRUST,
COMPANY, a series of Delaware                INC.
Management Business Trust


By: /s/ David K. Downes                      By: /s/ Wayne A. Stork
   --------------------------                  ------------------------------
Name: David K. Downes                        Name: Wayne A. Stork
     ------------------------                     ---------------------------
Title: President                             Title: Chairman
      -----------------------                      --------------------------



Attest: /s/ David P. O'Connor                Attest:/s/ Michael T. Pellegrino
        ---------------------                       -------------------------


Name: David P. O'Connor                      Name: Michael T. Pellegrino
     ------------------------                      --------------------------
Title: Assistant Secretary                   Title: Assistant Secretary
      -----------------------                      --------------------------



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